EXHIBIT 10.32
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                              AGREEMENT OF PURCHASE
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         THIS AGREEMENT, made this day of September, 2003 (hereinafter referred to as this "Agreement") by and between C.V.N. ASSOCIATES, L.P., a Limited Partnership having its principal office at 300 Raritan Center Parkway, Edison, New Jersey (hereinafter referred to as "Seller") and ABLE LABORATORIES, INC., having offices at 6 Hollywood Court, South Plainfield, New Jersey (hereinafter referred to as "Purchaser").

                              W I T N E S S E T H:

         FOR AND IN CONSIDERATION of the mutual covenants hereinafter contained, and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged:

1. AGREEMENT TO SELL AND PURCHASE. Seller hereby agrees to sell and convey, and Purchaser hereby agrees to purchase, subject to the conditions set forth herein, all that certain plot piece or parcel of land, with buildings and improvements thereon and together with any appurtenances or hereditaments appertaining thereto (such buildings and improvements to be collectively referred to as the "Building"), located at 6 Hollywood Court, South Plainfield, New Jersey, County of Middlesex and State of New Jersey, being Lot 5.03, Block 390 on the tax map of South Plainfield (collectively the "Property").

         2. PURCHASE PRICE. The purchase price of the Property shall be the sum of Three Million, Eight Hundred Four Thousand Seven Hundred Twenty and No/100 ($3,804,720) Dollars (hereinafter referred to as the "Purchase Price") payable at the closing by Purchaser by wire transfer or certified, cashier's or attorney trust account check, subject to the adjustments and prorations described in Paragraph 9 hereof.

         3.       TITLE.
                  A. Purchaser, at its expense, shall obtain a title insurance binder from a recognized title insurance company selected by Purchaser doing business in the State of New Jersey (hereinafter referred to as the "Title Company"), insuring "marketable title" (as hereinafter defined) to the Property. For the purposes of this Agreement, a "marketable title" shall be deemed to be such title as any recognized title insurance company doing business in the State of New Jersey shall insure at standard rates and subject only to the usual printed exceptions and to those title exceptions which Purchaser does not object to or which Purchaser accepts as hereinafter provided and with an endorsement insuring access and contiguity to all adjacent roads, highways, streets, alleys and the like without any strips or gores. Purchaser, within thirty (30) days after the date hereof, shall forward to Seller a copy of its title insurance binder and specify in writing any alleged defects as set forth in said binder and/or the Survey (as hereinafter defined), subject to Purchaser's timely receipt of the Survey from Seller. Within seven (7) days following receipt of the Purchaser's notice setting forth the title defect(s) (the "Seller Cure Period"), Seller shall use its best efforts to cause any such defect(s) to be removed as title exception(s) or to cause a similarly recognized title company to insure marketable title over and above any alleged defect(s). Purchaser may, on written notice to Seller, extend the Seller Cure Period in its sole discretion. If Seller causes such defect(s) to be removed as aforesaid, or marketable title to be insured for the Property
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within the Seller Cure Period, as it may be extended as provided herein,
Purchaser shall be required to complete the purchase of the Property as herein provided. If Seller is unable to remove such defect(s) as provided exceptions or to cause marketable title to be insured for the Property within the Seller Cure Period despite Seller's best efforts, then Purchaser shall have the right, at its sole option, to either: (i) accept such title as Seller is able to convey without any diminution in the Purchase Price and without change in any of the terms and conditions herein; or (ii) terminate this Agreement. Purchaser shall make its election to either accept such title as Seller shall be able to convey or to terminate this Agreement within seven (7) days following the expiration of the Seller Cure Period. Seller agrees at the Closing, to convey such title as is described herein or as Purchaser shall be willing to accept in accordance with the provisions hereof. B. If, at Closing, there are any monetary liens or encumbrances against the Property (except for liens on the Property which have been caused by Purchaser), Seller shall use any portion of the cash portion of the Purchase Price and/or its additional funds necessary to satisfy the same, and Seller shall simultaneously, either: (i) deliver to Purchaser instruments in recordable form sufficient to satisfy such liens or encumbrances of record, together with the cost of recording or filing said Instruments; or (ii) deposit with the Title Company sufficient monies acceptable to the Title Company to insure obtaining and recording of such satisfactions and the issuance of title insurance to Purchaser free of any such liens or encumbrances. C. If a search of title discloses judgments, bankruptcies or other returns against other persons having names the same as or similar to that of Seller or partners of Seller, Seller will on request deliver to Purchaser an affidavit, or such other evidence as the Title Company may require, showing that such judgments, bankruptcies or other returns are not against Seller or such partners of Seller.

         4.       REPRESENTATIONS, WARRANTIES AND COVENANTS OF SELLER.

                  A. Seller hereby represents, warrants and covenants the following, all of which representations, warranties and covenants shall be true as of the date hereof and as of the Closing, failing which Purchaser may terminate this Agreement:

                     (i) Seller has good, clear and marketable title to the Property. Seller has paid for all labor, architectural services, supplies and equipment, and utilities serving the Property for which a lien could arise. The Property and the use thereof are in compliance with any restrictions, conditions, covenants or agreements applicable to the Property whether contained in any deed, agreement, order or judgment of any judicial or administrative authority or otherwise. With the exception of this Agreement, there is no outstanding option or right to purchase the Property, or any part thereof. To the best of Seller's knowledge, all buildings, driveways and other improvements on the Property are within its boundary lines, and no improvements on adjoining properties extend across the boundary lines on the Property.

                     (ii) Seller owns all fixtures free of any liens and/or encumbrances.

                     (iii) Seller has no actual knowledge of, and has received no notice of any outstanding violation of any governmental law, rule, statute, ordinance or regulation, including without limitation Environmental Laws, as hereinafter defined, affecting the Property or any contiguous properties.

                     (iv) To the best of Seller's knowledge, all permits, licenses and approvals required for any work performed on, at or to the Property have been obtained.

                     (v) There are no actions, suits or proceedings pending or, to the knowledge of Seller, threatened against or affecting Seller or the Property, at law or in equity, or

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before any federal, state or municipal governmental or quasi-governmental department, commission, board, bureau, body, authority, official agency or instrumentality which, if determined adversely to Seller, would in any way affect the Property, the operation thereof, or this transaction.

                     (vi) To the best of Seller's knowledge, the Property is not located in a designated flood plain/zone.

                     (vii) Seller has no knowledge or notice of any application for any zoning change or pending zoning ordinance amendment which would affect the Property.

                     (viii) To the best of Seller's knowledge, the Property and the present use and condition thereof do not violate any zoning regulations applicable to the Property, as modified by any duly issued variances.

                     (ix) To the best of Seller's knowledge, no spills, discharges, releases, storage, disposal, deposits or emplacements of any Hazardous Substances have occurred on the Property or any contiguous properties.

                     (x) To the best of Seller's knowledge, there are no underground tanks located on the Property,

                     (xi) Seller has full power and authority to own the Property and the fixtures.

                     (xii) Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated herein, will violate any law, rule, regulation, writ, judgment, injunction, decree, determination, award or other order of any court, government, or governmental agency or instrumentality, domestic or foreign, or conflict with or result in any breach of any of the terms of, or the creation or imposition of any mortgage, deed of trust, pledge, lien, security interest or other charge or encumbrance of any nature pursuant to the terms of any contract or agreement to which Seller is a party or by who Seller or any of the assets of Seller is bound.

                     (xiii) Seller has received no notice of any governmental assessments made against the Property which are unpaid (except any ad valorem taxes for the current tax year not yet due or payable).

                     (xiv) No service contracts, employee contracts, union contracts, maintenance contracts, concession agreement, licenses, agency agreements, or other agreements affecting the Property or the operation thereof (collectively, the "Contract-Documents") will be in force at the Closing.

                     (xv) There are no leases or occupancy agreements affecting the Property other than the lease between Seller and Purchaser dated November 29, 1984, as amended and/or extended, and no commissions are due now or in the future in connections with the rental of any space in the Property.

                  B. Seller's representations contained in this Paragraph 4 shall survive Closing for a period of one (1) year.

                  C. As used herein, the term Environmental Laws shall mean: any and all existing federal, state or local statutes, ordinances, regulations, rules, executive orders, standards and requirements, including the requirements imposed by common law, concerning or relating to the protection of health and the environment, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. 9601, et seq.; the New Jersey Spill Compensation and Control Act, N.J.S.A. 58:10-23.11b, et seq.; the New Jersey Underground Storage of Hazardous Substances Act, N.J.S.A. 58:10A-21, et seq.; the New Jersey Water Pollution Control Act, N.J.S.A. 58:10A-1, et seq.; and/or the regulations

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promulgated in relation thereto, all as the same may be amended from time to time. Any terms mentioned in this Agreement which are defined in any Environmental Laws shall have the meanings ascribed to such terms in said Environmental Laws; provided however, that if any such laws are amended so as to broaden any term defined therein, such broader meaning shall apply subsequent to the effective date of such amendment.

         5.       DUE DILIGENCE.

                  A. For sixty (60) days after the date hereof (hereinafter referred to as the "Feasibility Period"), Purchaser shall have the right to conduct tests on the soil or other substrate, surface water, groundwater or any Improvement on the Property, to determine the availability of utility services, to review all Due Diligence Documents, as hereinafter defined, and to conduct such other Investigations and inquiries and meet with such governing authorities as Purchaser deems necessary to determine, in Purchaser's sole and absolute discretion, the suitability of the Property. Purchaser's Investigation of the Property may include, without limitation, the availability of such municipal variances and approvals as may be required by Purchaser and such physical inspections of the Property as Purchaser shall deem necessary. If Purchaser determines, during the Feasibility Period, for any, reason, in Purchaser's sole and absolute discretion, that the Property is not suitable, Purchaser shall give Seller written notice to that effect, within three (3) days after the expiration of the Feasibility Period, and on Seller's receipt of such notice, this Agreement shall automatically terminate. In such event, Purchaser shall substantially restore the Property to its former condition, whereupon there shall be no further liability of either party to the other with respect to the Property pursuant to the terms of this Agreement.

                  B. (i) During the Feasibility Period, Purchaser and Purchaser's employees, agents, representatives and contractors shall have the right to enter upon the Property for purposes of making such surveys, engineering studies, feasibility studies, environmental assessments, general inspections and other customary and reasonable studies, inspections and tests as Purchaser deems necessary.

                     (ii) All entry shall be at the sole risk and expense of Purchaser and its employees, agents, representatives and contractors. Purchaser shall Indemnify and hold harmless from and against any and all claims, costs, injury or damages of any kind arising out of the performance of Purchaser's due diligence investigation by Purchaser, Its employees, agents or representatives.

                  C. As used herein, Due Diligence Documents shall mean the following:

                     (i) All plans, as-built plans, engineering plans, designs, reports or drawings relative to the Building to the extent in possession of Seller;

                     (ii) All environmental reports, inspection results or communications with the New Jersey Department of Environmental Protection ("NJDEP") relative to the Property;

                     (iii) All appraisal reports relative to the Property;

                     (iv) An itemization of operating expenses relative to operation of the Property;

                     (v) All tax bills relative to the Property within the last three (3) years;

                     (vi) All insurance policies relative to the Property within the last three (3) years;

                     (vii) All utility bills relative to the Property within the last three (3) years;

                     (viii) All public notices relative to the Property of any special assessments, improvements or any other public project impacting the Property in any way, received by Seller within the last three (3) years;

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                     (ix) All notices of any land use or development
applications impacting the Property or otherwise required by the Municipal Land Use Law, N.J.S.A. 40:55D-1 et seq., received by Seller within the last three (3) years;

                     (x) All notices of violation relative to the Property received by Seller;

                     (xi) All Certificates of Occupancy relative to the Property;

                     (xii) All permits, approvals or certifications relative to the Property;

                     (xiii) All service or maintenance agreements in effect relative to the Property; and


                     (xiv) Such other documents that may reasonably be requested by Purchaser.

         6. CLOSING. The closing of title (hereinbefore and hereinafter referred to as the "Closing") shall take place at the office of Miller, Robertson and Rodgers, P,C., 21 North Bridge Street, Somerville, NJ, at ten o'clock in the forenoon on the date that is ninety (90) days after the date hereof; provided, however, that if such date shall be a Saturday, Sunday or legal holiday, then the Closing shall take place on the first business day thereafter (hereinafter referred to as the "Closing Date"). The Closing Date may be adjourned by Purchaser for a reasonable time to accommodate NJDEP clearance of this transaction, as provided in Paragraph 14.

         7.       CLOSING REQUIREMENTS.

                  A. At the Closing, Seller shall execute and deliver to Purchaser at Seller's sole cost:

                     (i) a bargain and sale deed with covenants against grantors acts as herein provided (hereinafter referred to as the "Deed");

                     (ii) an affidavit of title, the form and substance of which shall be subject to the reasonable approval of the Title Company;

                     (iii) a certification of non-foreign status in accordance with Section 1445 of the Internal Revenue Code of 1986, as amended;

                     (iv) Seller's certification that the representations and warranties herein are true and accurate as of the Closing in material respects;

                     (v) originals of the Due Diligence Documents and all other documents and records relating to the Property as are in the possession of Seller and kept in the normal course of business;

                     (vi) a bill of sale, dated as of the Closing, in form and substance satisfactory to Purchaser, conveying all fixtures to Purchaser free and clear of any liens, charges or encumbrances;

                     (vii) keys to the Property (if any);

                     (viii) a certificate of occupancy for the Property, if required by the Borough of South Plainfield;

                     (ix) an assignment to Purchaser of the current lease between Seller and Able Laboratories, Inc.;

                     (x) an assignment to Purchaser of those service and maintenance agreements relative to the Property which Purchaser has elected in writing to assume, such other agreements to be cancelled by Seller prior to or as of Closing; and

                     (xi) such other instruments as may be reasonably required by Purchaser's attorney or the Title Company to effectuate the within transaction.

                   B. At the Closing, Purchaser shall execute and deliver to
Seller:

                     (i) The Purchase Price in accordance with Paragraph 2 hereof;

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                     (ii) such other documents and/or instruments as may be
reasonably required by Seller's attorney or the Title Company to effectuate the within transaction.

                   C. Seller shall deliver drafts of the closing documents set forth in section A above at least three (3) days prior to the Closing Date.

         8. POSSESSION AND LEASES. Seller shall deliver to Purchaser, and Purchaser shall accept possession of the Property from Seller at the time of the Closing free and clear of any rights of tenants or other occupants and thereafter, Purchaser shall be entitled to take any rents, issues and profits of the Property to its own use.

         9. CLOSING ADJUSTMENTS. Real estate taxes, assessments and sewer rents, if any, on the basis of the fiscal year for which assessed, the cost of fuel based upon the last invoice, electricity, gas, water charges and other similar expenses shall be apportioned and adjusted as of 11:59 p.m. on the day before the Closing. In addition to the above, the Purchaser shall be responsible for $10,000.00 of the real estate transfer fee which amount shall be adjusted on the date of closing.

         10. ASSESSMENTS. If, prior to the Closing, the Property or any part thereof shall be or shall have been affected by an assessment or assessments which are or may become payable in annual installments of which the first installment is then a charge or lien, or has been paid, then for the purpose of this Agreement all the unpaid installments of any such assessment shall be deemed to be due and payable and to be liens upon the Property affected hereby and shall be paid and discharged by Seller upon delivery of the Deed. Seller, at Seller's sole cost and expense, shall comply with the requirements of any and all notices relating to the Property which may be issued by municipal or other public authorities up to the date of the Closing and shall pay for all work and improvements done or ordered to be done up to the Closing by any such authority which may result in the imposition of a lien against the Property, Seller hereby agrees to give to Purchaser a copy of any notice received by Seller in respect of any threatened or actual requirement or assessment against the Property. Seller hereby agrees that it will not file a tax appeal after the date hereof.

         11.       RISK OF LOSS AND CONDEMNATION.

                   A. Seller assumes the risk of loss or damage to the Property beyond ordinary wear and tear until delivery of the Deed to Purchaser at the Closing. In the event of any insured casualty, Seller shall, at the sole option of Purchaser, either: (i) repair the damage to the Property prior to the Closing; or (ii) assign the entire proceeds (including the right to receive proceeds) to Purchaser at the Closing and pay any deductible to Purchaser at the Closing. If however, there is any damage or injury caused to the Property, beyond normal wear and tear, for which there is no insurance coverage, or the damage or injury is insured but it is such that the cost of restoration is reasonably estimated by Purchaser to exceed fifteen (15%) percent of the Purchase Price, then, in either event, Purchaser may terminate this Agreement by written notice to Seller given within thirty (30) days after the damage occurs unless such damage was caused by or arose out of the occupancy of the Buyer. If this Agreement is so terminated, there shall be no further obligations hereunder.

                   B. In the event that, prior to the Closing, all or substantially all of the Property shall be condemned or taken as the result of the exercise of the power of eminent domain, then and In such event, this Agreement shall be deemed terminated without further liability on the part of either party. In the event that, prior to the Closing, less than all or substantially all of the Property

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shall be condemned or taken as the result of the exercise of the power of eminent domain, and Purchaser in its sole discretion shall determine that: (i) the remaining portion of the Property is not suitable for its intended business operations on the Property, then Purchaser may terminate this Agreement without further liability hereunder on the part of either party; or (ii) the remaining portion of the Property is suitable for its intended business operations on the Property, then Purchaser and Seller shall have the right to participate jointly in the condemnation proceedings and the proceeds thereof shall belong to Seller, but Purchaser shall be entitled to a credit against the Purchase Price in an amount equal to said proceeds unless such partial condemnation proceedings shall be pending on the Closing Date, in which event there shall be no such credit and, at the Closing, Seller shall assign all of its rights and interest in said proceedings to Purchaser.

         12. ASSIGNMENT. This Agreement may not be assigned by Purchaser without the consent of Seller, except to an entity controlled by Purchaser.

         13. BROKERAGE. Each party represents and warrants to the other that it dealt with no broker or other person entitled to claim fees, commissions or other compensation for such services in connection with the negotiations, execution and delivery of this Agreement. Based upon the aforesaid warranty and representation, each party agrees to defend, indemnify and hold the other party harmless from and against any and all claims for finders' fees or brokerage commissions or other compensation which may at any time be asserted against the indemnified party founded upon a claim that the substance of the aforesaid representation of the indemnifying party is untrue, or incurred by the indemnified party in connection with this indemnification provision.

         14.       ENVIRONMENTAL MATTERS.

                   A. Purchaser, at its sole cost and expense, shall be responsible for obtaining a Negative Declaration from the NJDEP. If the NJDEP determines that a clean-up plan be proposed and that a clean-up be undertaken because of spills or discharges of hazardous substances or wastes at the premises which occurred during the Purchaser's occupancy of the Property, then Purchaser shall, at its own expense, prepare and submit the required plans and carry out the approved plans. Seller shall cooperate with Purchaser's efforts to obtain NJDEP clearance for this transaction.

                   B. Survival.

                     The representations, warrants, covenants and other obligations contained in paragraph 14 hereof shall survive closing.

                   D. Conflict.

                     In the event of any conflict between the terms of this paragraph 14 and any other terms of this Agreement, the terms of this paragraph 14 shall control.

         15.       WAIVER OF CONDITIONS.

                   A. Purchaser and Seller each shall have the right, in the sole and absolute exercise of their respective discretion, to waive any of the terms or conditions of this Agreement which are strictly for their respective benefits and to complete the closing in accordance with the terms and conditions of this Agreement which have not been so waived, unless otherwise specifically provided herein, any such waiver shall be effective and binding only if made in writing and delivered at or prior to Closing.

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                   B. No waiver by either party of any failure or refusal by the other party to comply with its obligations hereunder shall be deemed a waiver of any other or subsequent failure or refusal by the other party so to comply.

         16. ENTIRE AGREEMENT. This Agreement contains the final and entire agreement between the parties hereto and they shall not be bound by any terms, conditions, statements, warranties or representations, oral or written, not contained herein. All understandings and agreements heretofore made between the parties are merged in this Agreement, which alone fully and completely expresses the agreement of the parties and which may not be changed, modified or terminated except by a written instrument signed by the parties, or their respective counsel.

         17. CHOICE OF LAW. This Agreement shall be interpreted in accordance with the laws of the State of New Jersey.

         18. EXECUTION BY BOTH PARTIES. This Agreement shall not become effective and binding until fully executed by both Purchaser and Seller. The "date of execution" of this Agreement and the "date hereof' shall mean the date upon which the later of Purchaser's or Seller's signature was affixed hereto and each party has received a fully executed copy of this Agreement.

         19. SEVERABILITY. If any clause or provision of this Agreement is held to be illegal, invalid or unenforceable, or the application thereof to any person or circumstance shall to any extent be illegal, invalid or enforceable, under present or future laws effective during the term hereof or of any provisions hereof which survive the Closing, then and in any such event, unless such invalidity, illegality or unenforceability results in a failure of consideration to either party hereto, it is the express intention of the parties hereto that the remainder of this Agreement, or the application of such clause or provision other than to those as to which it is held illegal, invalid or unenforceable, shall not be affected thereby, and each clause or provision of this Agreement and the application thereof shall be legal, valid and enforceable to the fullest extent permitted by law.

         20. GENDER. As used in this Agreement, the masculine gender shall include the feminine or neuter genders and the neuter gender shall include the masculine or feminine genders, the singular shall include the plural and the plural shall include the singular, wherever appropriate to the context.

         21. BINDING EFFECT. This Agreement shall be binding upon and shall inure to the benefit of Seller and Purchaser and their respective heirs, administrators, successor and assigns, except as otherwise provided herein.

         22. FURTHER ASSURANCES. Each party agrees that, at any time or from time to time, either at or following the Closing, upon written request of the other party, it shall execute and deliver all such further documents and do all such other acts and things as reasonably may be required to confirm or consummate the within transaction, including, but not limited to, the preparation, execution and delivery of documents and the furnishing of all information required pursuant to the Internal Revenue Code and/or any rules, regulations or requirements thereunder, relating to the transaction contemplated hereunder.

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         23.       CAPTIONS. The captions preceding the Paragraphs of this
Agreement are intended only as a matter of convenience and for reference and in no way define, limit or describe the scope of this Agreement or the intent of any provisions hereof.

         24. NOTICES. All notices, requests, consents and other communications hereunder shall be in writing and shall be either (i) personally delivered; (ii) mailed in a United States Post Office depository, certified or registered mall, return receipt requested, postage prepaid; or (iii) delivered by an overnight courier delivery service, with a receipt provided therefor and charges prepaid addressed to the parties at the addresses set forth above and to the attention of the undersigned, with copies as follows;

                   A. If to Purchaser, to Michael X. McBride, Esq., c/o Connell Foley LLP, 85 Livingston Avenue, Roseland, New Jersey 07068.

                   B. If to Seller, William P. Robertson, Esq., c/o Miller, Robertson and Robertson and Rodgers, P.C., 21 North Bridge Street, P.O. Box 1034, Somerville, New Jersey 08876.

Either party may designate a different person or address by notice to the other party given in the manner aforesaid.

         25. PREPARATION OF AGREEMENT. This Agreement shall not be construed more strongly against either party regardless of who is responsible for its preparation.

         26. JOINT OBLIGATIONS. All obligations and liabilities of Seller and Purchaser set forth herein shall be joint and several if more than one Seller or Purchaser, as the case may be, is named herein.

         27. SURVIVAL. Except as expressly set forth herein to the contrary, all covenants, conditions and representations contained in this Agreement, which by their nature, impliedly or expressly, involve performance, in any particular, after the Closing, or which cannot be ascertained to have been fully performed until after the Closing, shall survive the Closing. This provision shall be effective as to all such covenants, conditions and representations, notwithstanding that as to some of them, it may be expressly stated that they survive.

         28. MORTGAGE CONTINGENCY. This Agreement and all of Purchaser's obligations hereunder are contingent upon Purchaser arranging and obtaining at it sole cost and expense a mortgage loan commitment (hereinafter referred to as the "Loan Commitment") in the principal amount of $3,600,000.00 secured by a first mortgage on the Property. Seller shall cooperate in furnishing any information which may be reasonably requested by Purchaser, any mortgage broker representing Purchaser, or any entity considering a loan application of Purchaser with respect to its application for the Loan Commitment. In the event Purchaser shall not have obtained the Loan Commitment within ninety (90) days from the date hereof, then Purchaser may thereafter terminate this Agreement by notice to Seller given within (10) days after the expiration of the aforesaid ninety (90) day period. Upon receipt of said notice of termination, this Agreement shall cease and terminate, and neither party shall have any further rights or obligations to the other hereunder.

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Witness:                                             C.V.N. ASSOCIATES, L.P.


                                                     By:
                                                         -----------------------

Witness:                                             ABLE LABORATORIES, INC.


                                                     By: /s/ Robert Weinstein
                                                         -----------------------
























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